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                                                                    EXHIBIT 99.3


                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

                                VARIAGENICS, INC.



         AGREEMENT made this GRANT DATE, between Variagenics, Inc. (the "Company"), a Delaware corporation having a principal place of business in Cambridge, Massachusetts and NAME & ADDRESS (the "Optionee").

         WHEREAS, the Company desires to grant to the Optionee an Option to purchase shares of its common stock, $.01 par value (the "Shares"), under and for the purposes of the Company's Amended 1997 Employee, Director and Consultant Stock Option Plan (the "Plan");

         WHEREAS, the Company and the Optionee understand and agree that any terms used and not defined herein have the same meanings as in the Plan;

         WHEREAS, the Company and the Optionee each intend that the Option granted herein shall be a Non-Qualified Stock Option.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1.       GRANT OF OPTION.

                  The Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of NUMBER Shares, on the terms and conditions and subject to all of the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan.

         2.       PURCHASE PRICE.

                  The purchase price of the Shares covered by the Option shall be PRICE per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares. Payment shall be made in accordance with paragraph 7 of the Plan.

         3.       EXERCISE OF OPTION.

                  Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as follows:

    ONE YEAR ANNIVERSARY                          NUMBER
    On the first day of each month thereafter     An additional NUMBER of shares
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         The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

         4.       TERM OF OPTION.

         The Option shall terminate ten (10) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

                  If the Optionee ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than the death or Disability of the Optionee or termination of the Optionee for "cause" as defined in the Plan), the Option may be exercised, if it has not previously terminated, within three (3) months after the date the Optionee ceases to be an employee, director or consultant of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment, consultancy or directorship.

                  Notwithstanding the foregoing, in the event of the Optionee's death within three (3) months after the termination of employment, directorship or consultancy, the Optionee's legal representatives and/or any person or persons who acquired the Optionee's rights to the Option by will or by the laws of descent and distribution may exercise the Option within one (1) year after the date of the Optionee's death, but in no event after the date of expiration of the term of the Option.

                  In the event the Optionee's employment, directorship or consultancy is terminated by the Company for "cause" as defined in the Plan, the Optionee's right to exercise any unexercised portion of this Option shall cease forthwith, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Optionee's termination as an employee, director or consultant but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Optionee's termination, the Optionee engaged in conduct which would constitute "cause," then the Optionee shall forthwith cease to have any right to exercise the Option and this Option shall thereupon terminate.

                  In the event of the Disability of the Optionee, as determined in accordance with the Plan, the Option shall be exercisable within one (1) year after the date of such Disability or, if earlier, the term originally prescribed by the Option. In such event, the Option shall be exercisable:

                  (a) to the extent exercisable but not exercised as of the date of Disability; and

                  (b) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Optionee not become Disabled prior to the end of the accrual period which next ends following


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                           the date of Disability. The proration shall be based
                           upon the number of days of the accrual period prior to the date of Disability.

                  In the event of the death of the Optionee while an employee, consultant or director of the Company or of an Affiliate, the Option shall be exercisable by the Optionee's Survivors. In such event, the Option must be exercised, if at all, within one (1) year after the date of death of the Optionee or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:

                  (x) to the extent exercisable but not exercised as of the date of death; and

                  (y) in the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Optionee not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days during the accrual period prior to the Optionee's death.

         5.       METHOD OF EXERCISING OPTION.

         Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at the principal executive office of the Company. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option, and shall be in substantially the form attached hereto. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 7 of the Plan. The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws). The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by Optionee and if Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6.       PARTIAL EXERCISE.

         Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.


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         7.       NON-ASSIGNABILITY.

                  The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the Option shall be exercisable, during the Optionee's lifetime, only by the Optionee and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option or such rights, shall be null and void.

         8.       NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

         The Optionee shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company's share register in the name of the Optionee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

         9.       CAPITAL CHANGES AND BUSINESS SUCCESSIONS.

         The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

         10.      TAXES AND WITHHOLDING.

         The Optionee acknowledges that upon exercise of the Option the Optionee will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement (the "Taxable Income"). The Optionee acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Optionee's responsibility.

         If the Company in its discretion determines that it is obligated to withhold income or other taxes with respect to the exercise of the Option, the Optionee hereby agrees that the Company may withhold from the Optionee's remuneration, if any, the minimum statutory amount of federal, state and local withholding attributable to such amount that is considered compensation includable in such person's gross income. At the Company's discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the common stock otherwise deliverable to the Optionee on exercise of the Option, provided, however, that with respect to persons subject to Section 16 of the


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Securities Exchange Act of 1934 (the "1934 Act"), any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's remuneration sufficient to satisfy the Company's income tax withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

         11.      PURCHASE FOR INVESTMENT.

                  Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

                  (a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise:

                           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws"; and

                  (b) If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

         12.      NO OBLIGATION TO MAINTAIN RELATIONSHIP.

         The Company is not by the Plan or this Option obligated to continue the Optionee as an employee, consultant or director of the Company.


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         13.      NOTICES.

                  Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

       To the Company:          Variagenics, Inc.
                                60 Hampshire St.
                                Cambridge, MA 02139
                                ATTN:  Richard P. Shea, Chief Financial Officer

       To the Optionee:         NAME & ADDRESS


or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

         14.      GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

         15.      BENEFIT OF AGREEMENT.

                  Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         16.      ENTIRE AGREEMENT.

         This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.


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         17.      MODIFICATIONS AND AMENDMENTS.

         The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

         18.      WAIVERS AND CONSENTS.

         Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set his or her hand, all as of the day and year first above written.

                                            VARIAGENICS, INC.


                                            By:
                                               --------------------------------
                                                    Richard P. Shea
                                                    Chief Financial Officer




                                               --------------------------------
                                                           Optionee


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                                                                       EXHIBIT A

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

To:  Variagenics, Inc.

Ladies and Gentlemen:

         I hereby exercise my Non-Qualified Stock Option to purchase _____ shares (the "Securities") of the common stock, $.01 par value, of Variagenics, Inc. (the "Company"), at the exercise price of PRICE per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated GRANT DATE.

         I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

         I am paying the option exercise price for the Shares as follows:



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         Please issue the stock certificate for the Shares (check one):

         / / to me; or

         / / to me and ____________________________, as joint tenants with right of survivorship,

         and mail the certificate to me at the following address:



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         My mailing address for shareholder communications, if different from the address listed above, is:



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                              Very truly yours,


                              -------------------------------------------------
                              Optionee (signature)


                              -------------------------------------------------
                              Print Name


                              -------------------------------------------------
                              Date


                              -------------------------------------------------
                              Social Security Number


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